Exhibit 99.1

FedEx Corp. Reports Fourth Quarter and Full-Year Earnings

MEMPHIS, Tenn., June 30, 2020 ... FedEx Corp. (NYSE: FDX) today reported the following consolidated results for the fourth quarter ended May 31 (adjusted measures exclude the items listed below for the applicable fiscal year):

	Fiscal 2020		Fiscal 2019
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$17.4 billion	$17.4 billion	$17.8 billion	$17.8 billion
Operating income	$475 million	$907 million	$1.32 billion	$1.72 billion
Operating margin	2.7%	5.2%	7.4%	9.6%
Net (loss) income	($334 million)	$663 million	($1.97 billion)	$1.32 billion
Diluted (loss) EPS	($1.28)	$2.53	($7.56)	$5.01

This year’s and last year’s quarterly and full-year consolidated results have been adjusted for:

Impact per diluted share	Fiscal 2020		Fiscal 2019
	Fourth Quarter	Full Year	Fourth Quarter	Full Year
Mark-to-market retirement plan accounting adjustment	$2.22	$2.22	$11.33	$11.22
Goodwill and other asset impairment charges	1.40	1.58	—	—
TNT Express integration expenses	0.18	0.80	0.26	1.18
Business realignment costs	—	—	0.91	0.91
FedEx Ground legal matter	—	—	—	0.16
Net U.S. deferred tax liability remeasurement	—	—	—	0.02

“Though our fiscal fourth quarter performance was severely affected by the COVID-19 pandemic, I am extremely proud of the herculean efforts of our team members,” said Frederick W. Smith, FedEx Corp. chairman and CEO.  “With safety as the first priority, these men and women provided essential transportation of critical supplies across the globe and delivered peak-level e-commerce volumes in the United States. As a result of the strategic investments we have made to enhance our capabilities and efficiencies, FedEx is well positioned to support and benefit from the reopening of the global economy.”

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Virtually all revenue and expense line items were affected by the COVID-19 pandemic during the quarter.  While commercial volumes were down significantly due to business closures across the globe, there were surges in residential deliveries at FedEx Ground and in transpacific and charter flights at FedEx Express, which required incremental costs to serve.  The company also incurred an approximate $125 million increase in operating costs related to personal protective equipment and medical/safety supplies, as well as additional security and cleaning services to protect our team members and ensure we are safely providing essential services for our customers.

Additionally, operating results were negatively affected by one fewer operating weekday, increased costs to expand services, higher bad debt expense, increased self-insurance accruals and the loss of business from a large customer. These factors were partially offset by the strong residential delivery volume growth at FedEx Ground, increased revenue per shipment at FedEx Freight, a favorable net impact of fuel and lower variable incentive compensation expenses.

Fourth quarter results include goodwill and other asset impairments of approximately $370 million, primarily related to goodwill impairment at FedEx Office.  The COVID-19 pandemic resulted in temporary store closures and declining print revenue at FedEx Office during the fourth quarter and is expected to continue to negatively impact its near-term operating performance.  The quarter’s results also include a pre-tax noncash mark-to-market (MTM) retirement plan accounting adjustment of a net $794 million loss.  The negative impact from a 64 basis point decrease in the discount rate more than offset the benefit from stronger than expected asset returns.

Net income includes a tax benefit of $71 million related to the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) provision which allows tax losses to be offset against income from prior years that was taxed at higher rates.  This benefit was mostly offset by a non-cash tax expense of $51 million due to a change in deferred tax balances related to foreign operations.

Full-Year Results

FedEx Corp. reported the following consolidated results for the full year (adjusted measures exclude the items listed above for the applicable fiscal year):

	Fiscal 2020		Fiscal 2019
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$69.2 billion	$69.2 billion	$69.7 billion	$69.7 billion
Operating income	$2.42 billion	$3.12 billion	$4.47 billion	$5.22 billion
Operating margin	3.5%	4.5%	6.4%	7.5%
Net income	$1.29 billion	$2.49 billion	$540 million	$4.13 billion
Diluted EPS	$4.90	$9.50	$2.03	$15.52

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Capital spending for fiscal 2020 was $5.9 billion.

Outlook

FedEx is not providing an earnings forecast for fiscal 2021 as the timing and pace of an economic recovery are uncertain.

FedEx will continue to manage network capacity, making adjustments as needed to align with volumes and operating conditions. FedEx will also remain focused on last-mile optimization, including the continued rollout of the FedEx Express initiative to utilize FedEx Ground for the transport and delivery of select day-definite FedEx Express residential packages within the U.S.  FedEx Ground will complete the integration of FedEx SmartPost packages into standard FedEx Ground operations by peak season.

TNT Express integration expenses are estimated to total approximately $1.7 billion through the completion of the physical network integration in fiscal 2022, of which $175 million is expected to be incurred this fiscal year.

Capital expenditures for fiscal 2021 are targeted to be approximately $4.9 billion, a $1 billion year-over-year decline, due primarily to reduced vehicle replacement spending and delayed facility investments.

The company does not anticipate making contributions to its tax-qualified U.S. domestic pension plans during fiscal 2021, following voluntary contributions of $1 billion during each of the last two fiscal years.

“We have reduced our planned capital spending where possible and have taken actions to mitigate the impact of the pandemic,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer.  “While the near-term outlook is unclear, we expect to benefit from the global recovery as we leverage the strength of our unmatched air network and U.S. residential capabilities, our yield management efforts and multiple initiatives to improve our financial performance.”

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services.  With annual revenue of $69 billion, the company offers integrated business solutions through operating companies competing collectively and managed collaboratively, under the respected FedEx brand.  Consistently ranked among the world's most admired and trusted employers, FedEx inspires its more than 500,000 team members to remain focused on safety, the highest ethical and professional standards and the needs of their customers and communities.  To learn more about how FedEx connects people and possibilities around the world, please visit about.fedex.com.

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Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks and Statistical Books.  These materials, as well as a webcast of the earnings release conference call to be held at 5:00 p.m. EDT on June 30, are available on the company’s website at investors.fedex.com.  A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our Securities and Exchange Commission (SEC) filings and financial and other information for investors.  The information that we post on our Investor Relations website could be deemed to be material information.  We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

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Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance and underlying assumptions. Forward-looking statements include those preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends” or similar expressions.  Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the negative impacts of the COVID-19 pandemic; economic conditions in the global markets in which we operate; anti-trade measures and additional changes in international trade policies and relations; a significant data breach or other disruption to our technology infrastructure; our ability to successfully integrate the businesses and operations of FedEx Express and TNT Express in the expected time frame and at the expected cost and to achieve the expected benefits from the combined businesses; our ability to successfully implement our business strategy, effectively respond to changes in market dynamics and achieve the anticipated benefits and associated cost savings of such strategies and actions; the impact of the United Kingdom’s withdrawal from the European Union; changes in fuel prices or currency exchange rates; our ability to match capacity to shifting volume levels; the impact of intense competition; evolving or new U.S. domestic or international government regulation or regulatory actions, future guidance, regulations, interpretations or challenges to our tax positions, including our ability to defend our interpretations of the Tax Cuts and Jobs Act (TCJA); our ability to effectively operate, integrate, leverage and grow acquired businesses; legal challenges or changes related to service providers engaged by FedEx Ground and the drivers providing services on their behalf; an increase in self-insurance accruals and expenses; disruptions or modifications in service by, or changes in the business or financial soundness of, the U.S. Postal Service; the impact of any international conflicts or terrorist activities; our ability to quickly and effectively restore operations following adverse weather or a localized disaster or disturbance in a key geography; and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact:  Jenny Robertson 901-434-4829

Investor Contact:  Mickey Foster 901-818-7468

Home Page:  fedex.com

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RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

Fourth Quarter and Full-Year Fiscal 2020 and Fiscal 2019 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including our adjusted fourth quarter and adjusted full-year fiscal 2020 and 2019 consolidated operating income and margin, net (loss) income and diluted (loss) earnings per share, and adjusted fourth quarter and adjusted full-year fiscal 2020 and 2019 FedEx Express segment operating income and margin. These financial measures have been adjusted to exclude the impact of the following items (as applicable):

•	The fiscal 2020 and 2019 year-end MTM retirement plan accounting adjustments for our defined benefit pension and other postretirement plans;
•	Goodwill and other asset impairment charges in fiscal 2020;
•	TNT Express integration expenses incurred in fiscal 2020 and 2019;
•	Business realignment costs incurred in fiscal 2019;
•	Fiscal 2019 charges related to a legal matter involving FedEx Ground; and
•	Net U.S. deferred tax liability remeasurement revision during fiscal 2019.

The MTM retirement plan accounting adjustments, goodwill and other asset impairment charges, business realignment costs, and charges related to a legal matter involving FedEx Ground are excluded from our fourth quarter and full-year fiscal 2020 and 2019 consolidated and FedEx Express segment non-GAAP financial measures, as applicable, because they are unrelated to our core operating performance and/or to assist investors with assessing trends in our underlying businesses.

We have incurred and expect to incur significant expenses through fiscal 2022 in connection with our integration of TNT Express. We have adjusted our fourth quarter and full-year fiscal 2020 and 2019 consolidated and FedEx Express segment financial measures to exclude TNT Express integration expenses because we generally would not incur such expenses as part of our continuing operations. The integration expenses are predominantly incremental costs directly associated with the integration of TNT Express, including professional and legal fees, salaries and employee benefits, travel and advertising expenses. Internal salaries and employee benefits are included only to the extent the individuals are assigned full-time to integration activities.

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The fiscal 2019 revision to the provisional benefit from the remeasurement of our net U.S. deferred tax liability as of the date of the enactment of the TCJA is excluded from our full-year fiscal 2019 consolidated non-GAAP financial measures because the provisional benefit resulted from the non-recurring impact of a significant change in the U.S. federal statutory income tax rate due to the enactment of the TCJA on our overall deferred tax position, which accumulated over many reporting periods prior to enactment. The adjustment to our full-year fiscal 2019 consolidated financial measures related to the TCJA includes only a revision to this transitional impact.

As previously disclosed, the provisional benefit from the remeasurement of our net U.S. deferred tax liability included in our fiscal 2018 earnings was an estimate subject to adjustment during a 12-month measurement period ending in fiscal 2019. The exclusion of adjustments to this provisional benefit from our full-year fiscal 2019 non-GAAP financial measures is consistent with our presentation of the effects of the initial provisional benefit in our fiscal 2018 non-GAAP earnings measures.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

Our non-GAAP financial measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures.

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Fourth Quarter Fiscal 2020

FedEx Corporation

	Operating		Income	Net (Loss)	Diluted (Loss) Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[1]	Income[2]	Per Share[3]
GAAP measure	$475	2.7%	$15	($334)	($1.28)
MTM retirement plan accounting adjustment[4]	—	—	211	583	2.22
Goodwill and other asset impairment charges[5]	369	2.1%	3	366	1.40
TNT Express integration expenses[6]	63	0.4%	15	48	0.18
Non-GAAP measure	$907	5.2%	$244	$663	$2.53

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin[7]
GAAP measure	$338	3.9%
TNT Express integration expenses	54	0.6%
Non-GAAP measure	$392	4.6%

Full-Year Fiscal 2020

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[1]	Income[2]	Per Share
GAAP measure	$2,417	3.5%	$383	$1,286	$4.90
MTM retirement plan accounting adjustment[4]	—	—	211	583	2.22
Goodwill and other asset impairment charges[5]	435	0.6%	19	416	1.58
TNT Express integration expenses[6]	270	0.4%	61	209	0.80
Non-GAAP measure	$3,122	4.5%	$674	$2,494	$9.50

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Full-Year Fiscal 2020 (continued)

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$996	2.8%
TNT Express integration expenses	222	0.6%
Asset impairment charges	66	0.2%
Non-GAAP measure	$1,284	3.6%

Fourth Quarter Fiscal 2019

FedEx Corporation

	Operating		Income	Net (Loss)	Diluted (Loss) Earnings
Dollars in millions, except EPS	Income	Margin[7]	Taxes[1]	Income[2]	Per Share[3]
GAAP measure	$1,316	7.4%	($585)	($1,969)	($7.56)
MTM retirement plan accounting adjustment[4]	—	—	902	2,981	11.33
Business realignment costs[8]	316	1.8%	76	240	0.91
TNT Express integration expenses[6]	84	0.5%	16	68	0.26
Non-GAAP measure	$1,716	9.6%	$409	$1,320	$5.01

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$769	8.1%
TNT Express integration expenses	68	0.7%
Non-GAAP measure	$837	8.8%

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Full-Year Fiscal 2019

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin[7]	Taxes[1]	Income[2]	Per Share
GAAP measure	$4,466	6.4%	$115	$540	$2.03
MTM retirement plan accounting adjustment[4]	—	—	902	2,981	11.22
TNT Express integration expenses[6]	388	0.6%	74	314	1.18
Business realignment costs[8]	320	0.5%	77	243	0.91
FedEx Ground legal matter	46	0.1%	3	43	0.16
Net U.S. deferred tax liability remeasurement	—	—	(4)	4	0.02
Non-GAAP measure	$5,220	7.5%	$1,167	$4,125	$15.52

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$2,176	5.8%
TNT Express integration expenses	325	0.9%
Non-GAAP measure	$2,501	6.7%

Notes:

1 –	Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.
2 –	Effect of “total other (expense) income” on net income amount not shown.
3 –	Does not sum to total due to difference in weighted-average number of shares outstanding used to calculate EPS in accordance with GAAP.
4 –	The MTM retirement plan accounting adjustment reflects the year-end adjustment to the valuation of the company’s defined benefit pension and other postretirement plans.
5 –	Goodwill impairment charges are not deductible for income tax purposes.
6 –	These expenses were recognized at FedEx Corporate and FedEx Express.
7 –	Does not sum to total due to rounding.
8 –	Business realignment costs are recognized at FedEx Corporate.

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FEDEX CORP. FINANCIAL HIGHLIGHTS

Fourth Quarter Fiscal 2020

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended May 31,			Twelve Months Ended May 31,
	2020[1]	2019[2]	%	2020[1]	2019[2]	%
Revenue:
FedEx Express segment	$8,560	$9,500	(10%)	$35,513	$37,331	(5%)
FedEx Ground segment	6,394	5,320	20%	22,733	20,522	11%
FedEx Freight segment	1,615	1,955	(17%)	7,102	7,582	(6%)
FedEx Services segment[3]	7	5	40%	22	22	—
Other and eliminations[3]	782	1,027	(24%)	3,847	4,236	(9%)
Total Revenue	17,358	17,807	(3%)	69,217	69,693	(1%)
Operating Expenses:
Salaries and employee benefits	6,327	6,187	2%	25,031	24,776	1%
Purchased transportation	4,552	4,088	11%	17,466	16,654	5%
Rentals	904	827	9%	3,712	3,360	10%
Depreciation and amortization	927	866	7%	3,615	3,353	8%
Fuel	517	944	(45%)	3,156	3,889	(19%)
Maintenance and repairs	667	690	(3%)	2,893	2,834	2%
Goodwill and other asset impairment charges	369	—	NM	435	—	NM
Business realignment costs	—	316	NM	—	320	NM
Other	2,620	2,573	2%	10,492	10,041	4%
Total Operating Expenses	16,883	16,491	2%	66,800	65,227	2%
Operating Income:
FedEx Express segment[3]	338	769	(56%)	996	2,176	(54%)
FedEx Ground segment[3]	673	811	(17%)	2,014	2,663	(24%)
FedEx Freight segment	132	194	(32%)	580	615	(6%)
Corporate, eliminations and other[3,4]	(668)	(458)	46%	(1,173)	(988)	19%
Total Operating Income	475	1,316	(64%)	2,417	4,466	(46%)
Other (Expense) Income:
Interest, net	(174)	(136)	28%	(617)	(529)	17%
Other retirement plans expense[5]	(626)	(3,725)	(83%)	(122)	(3,251)	(96%)
Other, net	6	(9)	NM	(9)	(31)	(71%)
Total Other Expense	(794)	(3,870)	(79%)	(748)	(3,811)	(80%)
(Loss) Income Before Income Taxes	(319)	(2,554)	(88%)	1,669	655	NM
Provision for Income Taxes (Benefit)	15	(585)	NM	383	115	NM
Net (Loss) Income	($334)	($1,969)	(83%)	$1,286	$540	NM
Diluted (Loss) Earnings Per Share	($1.28)	($7.56)	(83%)	$4.90	$2.03	NM
Weighted Average Common and
Common Equivalent Shares	261	260	—	262	265	(1%)
Capital Expenditures	$1,163	$1,733	(33%)	$5,868	$5,490	7%

1 – Includes goodwill and other asset impairment charges of $369 million associated with the FedEx Office and FedEx Logistics operating segments for the fourth quarter and full year and $66 million at the FedEx Express segment associated with the decision to permanently retire certain aircraft and related engines for the full year. Also includes $63 million of integration expenses for the fourth quarter and $270 million for the full year.

2 – Includes $84 million of integration expenses for the fourth quarter and $388 million for the full year. Also includes $46 million in connection with the settlement of a legal matter involving FedEx Ground included in “Corporate, other and eliminations” and a tax expense of $4 million as a revision to the provisional benefit from the remeasurement of the company’s net U.S. deferred tax liability included in fiscal 2018 earnings for the full year of fiscal 2019.

3 – Prior year amounts have been recast to conform to the current year presentation.

4 – Includes the FedEx Logistics and FedEx Office operating segments.

5 – Includes a ($794 million) MTM adjustment for the fourth quarter and full year of fiscal 2020 and a ($3,882 million) MTM adjustment for the fourth quarter and full year of fiscal 2019.

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Fourth Quarter Fiscal 2020

(In millions)

	Year Ended May 31,
	2020	2019
ASSETS
Current Assets
Cash and cash equivalents	$4,881	$2,319
Receivables, less allowances	10,102	9,116
Spare parts, supplies and fuel, less allowances	572	553
Prepaid expenses and other	828	1,098
Total current assets	16,383	13,086
Property and Equipment, at Cost	65,024	59,511
Less accumulated depreciation and amortization	31,416	29,082
Net property and equipment	33,608	30,429
Other Long-Term Assets
Operating lease right-of-use assets, net	13,917	—
Goodwill	6,372	6,884
Other assets	3,257	4,004
Total other long-term assets	23,546	10,888
	$73,537	$54,403
LIABILITIES AND COMMON STOCKHOLDERS' INVESTMENT
Current Liabilities
Current portion of long-term debt	$51	$964
Accrued salaries and employee benefits	1,569	1,741
Accounts payable	3,269	3,030
Operating lease liabilities	1,923	—
Accrued expenses	3,532	3,278
Total current liabilities	10,344	9,013
Long-Term Debt, Less Current Portion	21,952	16,617
Other Long-Term Liabilities
Deferred income taxes	3,162	2,821
Pension, postretirement healthcare and other benefit obligations	5,019	5,095
Self-insurance accruals	2,104	1,899
Operating lease liabilities	12,195	—
Deferred lease obligations	—	531
Other liabilities	466	670
Total other long-term liabilities	22,946	11,016
Commitments and Contingencies
Common Stockholders' Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	3,356	3,231
Retained earnings	25,216	24,648
Accumulated other comprehensive loss	(1,147)	(865)
Treasury stock, at cost	(9,162)	(9,289)
Total common stockholders' investment	18,295	17,757
	$73,537	$54,403

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Fourth Quarter Fiscal 2020

(In millions)

(Unaudited)

	Year Ended May 31,
	2020	2019
Operating Activities:
Net income	$1,286	$540
Noncash charges:
Depreciation and amortization	3,615	3,353
Retirement plans mark-to-market adjustment	794	3,882
Goodwill and other asset impairment charges	435	—
Business realignment costs	—	101
Other, net	3,059	236
Gain from sale of business	—	(8)
Changes in operating assets and liabilities, net	(4,092)	(2,491)
Net cash provided by operating activities	5,097	5,613
Investing Activities:
Capital expenditures	(5,868)	(5,490)
Business acquisitions, net of cash acquired	—	(66)
Proceeds from sale of business	—	—
Proceeds from asset dispositions and other	22	83
Net cash used in investing activities	(5,846)	(5,473)
Financing Activities:
Principal payments on debt	(2,548)	(1,436)
Proceeds from debt issuances	6,556	2,463
Proceeds from stock issuances	64	101
Dividends paid	(679)	(683)
Purchase of treasury stock	(3)	(1,480)
Other, net	(9)	(4)
Cash provided by (used in) financing activities	3,381	(1,039)
Effect of exchange rate changes on cash	(70)	(47)
Net increase (decrease) in cash and cash equivalents	2,562	(946)
Cash and cash equivalents at beginning of period	2,319	3,265
Cash and cash equivalents at end of period	$4,881	$2,319

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

Fourth Quarter Fiscal 2020

(Dollars in millions)

(Unaudited)

	Three Months Ended May 31,			Twelve Months Ended May 31,
	2020	2019	%	2020	2019	%
Revenue:
Package Revenue:
U.S. Overnight Box	$1,639	$1,985	(17%)	$7,234	$7,663	(6%)
U.S. Overnight Envelope	381	484	(21%)	1,776	1,829	(3%)
Total U.S. Overnight	2,020	2,469	(18%)	9,010	9,492	(5%)
U.S. Deferred	975	1,094	(11%)	4,038	4,225	(4%)
Total U.S. Package Revenue	2,995	3,563	(16%)	13,048	13,717	(5%)
International Priority	2,010	1,897	6%	7,354	7,405	(1%)
International Economy	544	905	(40%)	3,082	3,446	(11%)
Total International Export Package	2,554	2,802	(9%)	10,436	10,851	(4%)
International Domestic[1]	863	1,128	(23%)	4,179	4,540	(8%)
Total Package Revenue	6,412	7,493	(14%)	27,663	29,108	(5%)
Freight Revenue:
U.S.	866	731	18%	2,998	3,025	(1%)
International Priority	539	496	9%	1,915	2,070	(7%)
International Economy	374	555	(33%)	1,930	2,123	(9%)
International Airfreight	73	70	4%	270	314	(14%)
Total Freight Revenue	1,852	1,852	—	7,113	7,532	(6%)
Other Revenue	296	155	91%	737	691	7%
Total Express Revenue	$8,560	$9,500	(10%)	$35,513	$37,331	(5%)
Operating Expenses:
Salaries and employee benefits	3,467	3,445	1%	13,764	13,748	—
Purchased transportation	1,121	1,258	(11%)	4,832	5,186	(7%)
Rentals and landing fees	489	460	6%	2,045	1,908	7%
Depreciation and amortization	485	460	5%	1,894	1,801	5%
Fuel	423	795	(47%)	2,664	3,310	(20%)
Maintenance and repairs	414	439	(6%)	1,874	1,888	(1%)
Goodwill and other asset impairment charges	—	—	—	66	—	NM
Intercompany charges[2]	487	518	(6%)	1,956	2,039	(4%)
Other	1,336	1,356	(1%)	5,422	5,275	3%
Total Operating Expenses[2]	8,222	8,731	(6%)	34,517	35,155	(2%)
Operating Income[2]	$338	$769	(56%)	$996	$2,176	(54%)
Operating Margin[2]	3.9%	8.1%	(4.2 pts)	2.8%	5.8%	(3.0 pts)

1 – International Domestic revenue relates to international intra-country operations.

2 – Prior year amounts have been recast to conform to the current year presentation.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2020

(Unaudited)

	Three Months Ended May 31,			Twelve Months Ended May 31,
	2020	2019	%	2020	2019	%
PACKAGE STATISTICS
Average Daily Package Volume (000s):
U.S. Overnight Box	1,126	1,296	(13%)	1,211	1,285	(6%)
U.S. Overnight Envelope	438	549	(20%)	521	539	(3%)
Total U.S. Overnight Package	1,564	1,845	(15%)	1,732	1,824	(5%)
U.S. Deferred	1,102	1,092	1%	1,076	1,077	—
Total U.S. Domestic Package	2,666	2,937	(9%)	2,808	2,901	(3%)
International Priority	600	542	11%	559	538	4%
International Economy	227	304	(25%)	282	293	(4%)
Total International Export Package	827	846	(2%)	841	831	1%
International Domestic[1]	1,928	2,413	(20%)	2,337	2,471	(5%)
Total Average Daily Packages	5,421	6,196	(13%)	5,986	6,203	(3%)
Yield (Revenue Per Package):
U.S. Overnight Box	$22.73	$23.57	(4%)	$23.51	$23.38	1%
U.S. Overnight Envelope	13.59	13.59	—	13.43	13.31	1%
U.S. Overnight Composite	20.17	20.60	(2%)	20.48	20.41	—
U.S. Deferred	13.83	15.41	(10%)	14.78	15.39	(4%)
U.S. Domestic Composite	17.55	18.67	(6%)	18.30	18.54	(1%)
International Priority	52.34	53.79	(3%)	51.75	53.96	(4%)
International Economy	37.47	45.83	(18%)	43.03	46.16	(7%)
Total International Export Composite	48.26	50.93	(5%)	48.83	51.21	(5%)
International Domestic[1]	7.00	7.19	(3%)	7.04	7.20	(2%)
Composite Package Yield	$18.48	$18.61	(1%)	$18.19	$18.40	(1%)
FREIGHT STATISTICS
Average Daily Freight Pounds (000s):
U.S.	9,372	8,202	14%	8,528	8,577	(1%)
International Priority	4,807	5,029	(4%)	4,895	5,250	(7%)
International Economy	11,071	14,509	(24%)	13,450	14,347	(6%)
International Airfreight	1,440	1,488	(3%)	1,535	1,644	(7%)
Total Avg Daily Freight Pounds	26,690	29,228	(9%)	28,408	29,818	(5%)
Revenue Per Freight Pound:
U.S.	$1.44	$1.37	5%	$1.38	$1.38	—
International Priority	1.75	1.52	15%	1.54	1.55	(1%)
International Economy	0.53	0.59	(10%)	0.56	0.58	(3%)
International Airfreight	0.79	0.72	10%	0.69	0.75	(8%)
Composite Freight Yield	$1.08	$0.98	10%	$0.99	$0.99	—
Operating Weekdays	64	65	(2%)	254	255	—

1 – International Domestic revenue relates to international intra-country operations.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2020

(Dollars in millions)

(Unaudited)

	Three Months Ended May 31,			Twelve Months Ended May 31,
	2020	2019	%	2020	2019	%
FINANCIAL HIGHLIGHTS
Revenue	$6,394	$5,320	20%	$22,733	$20,522	11%
Operating Expenses:
Salaries and employee benefits	1,172	843	39%	4,060	3,413	19%
Purchased transportation	3,027	2,304	31%	10,799	9,174	18%
Rentals	245	196	25%	989	791	25%
Depreciation and amortization	204	190	7%	789	728	8%
Fuel	4	3	33%	15	14	7%
Maintenance and repairs	106	89	19%	392	336	17%
Intercompany charges[1]	407	381	7%	1,581	1,521	4%
Other	556	503	11%	2,094	1,882	11%
Total Operating Expenses[1]	5,721	4,509	27%	20,719	17,859	16%
Operating Income[1]	$673	$811	(17%)	$2,014	$2,663	(24%)
Operating Margin[1]	10.5%	15.2%	(4.7 pts)	8.9%	13.0%	(4.1 pts)

OPERATING STATISTICS
Operating Weekdays	64	65	(2%)	254	255	—
Average Daily Package Volume (000s)	11,063	8,836	25%	9,997	8,952	12%
Yield (Revenue Per Package)	$9.01	$9.25	(3%)	$8.93	$8.97	—

1 – Prior year amounts have been recast to conform to the current year presentation.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2020

(Dollars in millions)

(Unaudited)

	Three Months Ended May 31,			Twelve Months Ended May 31,
	2020	2019	%	2020	2019	%
FINANCIAL HIGHLIGHTS
Revenue	$1,615	$1,955	(17%)	$7,102	$7,582	(6%)
Operating Expenses:
Salaries and employee benefits	784	927	(15%)	3,449	3,639	(5%)
Purchased transportation	145	210	(31%)	695	932	(25%)
Rentals	50	43	16%	208	172	21%
Depreciation and amortization	98	90	9%	381	332	15%
Fuel	91	145	(37%)	476	563	(15%)
Maintenance and repairs	55	67	(18%)	247	245	1%
Intercompany charges	127	132	(4%)	516	535	(4%)
Other	133	147	(10%)	550	549	—
Total Operating Expenses	1,483	1,761	(16%)	6,522	6,967	(6%)
Operating Income	$132	$194	(32%)	$580	$615	(6%)
Operating Margin	8.2%	9.9%	(1.7 pts)	8.2%	8.1%	0.1 pts

OPERATING STATISTICS
Operating Weekdays	64	65	(2%)	252	253	—
Average Daily Shipments (000s)
Priority	63.7	77.4	(18%)	72.5	78.4	(8%)
Economy	26.6	34.3	(22%)	30.5	34.3	(11%)
Total Average Daily Shipments	90.3	111.7	(19%)	103.0	112.7	(9%)
Weight Per Shipment (lbs)
Priority	1,151	1,198	(4%)	1,146	1,207	(5%)
Economy	1,006	1,104	(9%)	986	1,064	(7%)
Composite Weight Per Shipment	1,108	1,169	(5%)	1,098	1,164	(6%)
Revenue/Shipment
Priority	$263.12	$254.39	3%	$260.39	$250.95	4%
Economy	308.42	302.46	2%	301.55	300.02	1%
Composite Revenue/Shipment	$279.42	$269.17	4%	$273.72	$265.98	3%
Revenue/CWT
Priority	$22.86	$21.23	8%	$22.73	$20.78	9%
Economy	30.67	27.41	12%	30.59	28.19	9%
Composite Revenue/CWT	$25.21	$23.02	10%	$24.92	$22.85	9%